Exhibit 2.29

TRANSACTION CLOSING DOCUMENT

DATED 30 APRIL, 2022

Genius Group Limited (the “Purchaser”), a public company duly organised and operating under the Laws of Singapore under registration number UEN 201541844 C, having its registered seat at 8 Amoy Street, #01-01 Singapore 049950 represented by Roger James Hamilton

and

Simon Zutshi (“SZ”), an individual with a principal place of residence at Flat 2, 90 Harborne, Road, Birmingham, B15 3UH

WHEREAS:

(1)	On the basis of the Share Purchase Agreement dated 24 June, 2022, GG acquired from Simon Zutshi the Shares of:
(i)	Property Investors Network Ltd, a private company limited by shares (hereinafter referred to as “PIN”), registered under the number 8166332 at the Register for the Companies for England and Wales with its registered office at Quadrant Court Calthorpe Road Edgbaston Birmingham B15 1TH; and
(ii)	Mastermind Principles Limited, a private company limited by shares (hereinafter referred to as “MPL”), registered under the number 07106363 at the Register for the Companies for England and Wales with its registered office at Quadrant Court Calthorpe Road Edgbaston Birmingham B15 1TH.

Hereinafter referred to as the “Companies”

The Parties agreed as follows:

1.	The transaction is closed as of 30 April 2022.
2.	The Seller delivered the transaction documents with respect to the Companies in particular:

(a)	Certified extract of the resolutions passed by the Board of Property Investment Network Ltd. (hereinafter referred to as “PIN”) and Mastermind Principles Ltd (hereinafter referred to as “MPL”) approving the transfer of the Sale Shares from the Sellers to the Purchaser.
(b)	Certified extract of the register of members and the share transfer register of the Property Investment Network Ltd. (hereinafter referred to as “PIN”) and Mastermind Principles Ltd (hereinafter referred to as “MPL”) evidencing the entries relating to the transfer of the Sale Shares from the Sellers to the Purchaser - Genius Group Limited registration number UEN 201541844 C with registered seat at 8 Amoy Street, #01-01 Singapore 049950
(c)	New Share certificate with respect to the Sale Shares, reflecting the name of the Property Investment Network Ltd. (hereinafter referred to as “PIN”) and Mastermind Principles Ltd (hereinafter referred to as “MPL”) as the registered holder of the Sale Shares.
3.	The price shall be paid and calculated by the Purchaser due to the provision of Section 3 point 3.1 and 3.2 of the Sale Purchased Agreement dated November 30, 2021 in the following way:
(i)	Consideration:

Total Consideration is agreed to be GBP 14,617,408 divided between entities as follows-

If to PIN3,515,770.00

If to MPL11,101,638.40

(ii)	Purchase price calculated as 2x Revenue in 2020 or 10x EBITDA whichever is greater
-	2x Revenue – (Revenue 3,365,813, GBP 6,731,626)
-	10x EBITDA – (EBITDA 1,461,741 GBP 14,617,408)
(iii)	Cash Portion - 10% in Cash - GBP 1,461,741;
(iv)	GG Shares - GBP 13,155,667 The amount has been converted to USD 17,199,720 with the exchange rate of 1.3074 to issue shares at $34.87 multiplied by 6 for share split. Total shares issued – 2,959,518;
(v)	Loan to MPL - to be paid in 7 instalments of GBP 1,500,000.00 - of which GBP 200,000.00 paid on 29 April 2022 and GBP 200,000.00 paid on 27 May 2022;

4.	The Parties acknowledge that the Purchased Price has been calculated based on the following documents which constitutes the Annexure to this Transaction Closing Document:
i.	Balance Sheet - 30th April 2022
ii.	EBITDA Calculation - FY 2020

THIS TRANSACTION CLOSING DOCUMENT has been agreed by the Parties and entered into on the date stated at the beginning of this Document.

/s/ Simon Zutshi	Roger James Hamilton
Simon Zutshi	Roger James Hamilton, on behalf of
Genius Group Limited

Balance Sheet
Combined (Eliminated)				Spot Rate	1.257166
As at 30 April 2022
	PIN	MPL	Elimination	Total	Total (in USD)
Assets
Current Assets
Cash and cash equivalents	5,841	256,220		262,061	329,455
Accounts receivable, net of allowance	16,529	350,313		366,842	461,181
Other receivable				0	0
Notes receivable - current portion				0	0
Inventory				0	0
Prepaid expenses and other assets		7,459		7,459	9,377
Loans receivable - current portion		12,995		12,995	16,337
Loans receivable - related parties - current portion	1,059,494	4,590,534	-1,009,494	4,640,534	5,833,922
Total Current Assets	1,081,864	5,217,521	-1,009,494	5,289,892	6,650,272

Property and equipment, net	569	19,309		19,878	24,990
Intangible assets, net				0	0
Operating lease right-of-use asset				0	0
Investments at fair value				0	0
Investment in Subsidiary				0	0
Goodwill				0	0
Deferred tax asset				0	0
Other non-current assets				0	0
Loans receivable - related parties - non-current portion				0	0
Total Assets	1,082,434	5,236,830	-1,009,494	5,309,770	6,675,262

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	1,855	42,271		44,126	55,474
Accounts payable, related parties				0	0
Accrued expenses and other current liabilities	112,501	1,137,064		1,249,565	1,570,911
Deferred revenue				0	0
Operating lease liabilities - current portion				0	0
Loans payable - current portion		18,159		18,159	22,829
Loans payable - related parties - current portion	1,429	1,009,494	-1,009,494	1,429	1,796
Income tax payable				0	0
Total current liabilities	115,785	2,206,988	-1,009,494	1,313,280	1,651,010

Operating lease liabilities - non current portion				0	0
Loans payable - non current portion	124,423	601,349		725,771	912,415
Loans payable - related parties - noncurrent portion				0	0
Convertible debt obligations				0	0
Provision for reinstatement costs				0	0
Other non-current liabilities				0	0
Deferred Tax Liability				0	0
Total liabilities	240,208	2,808,337	-1,009,494	2,039,051	2,563,425

Stockholders’ Equity:
Contributed capital	5	2		7	9
Minority Interest				0	0
Subscriptions receivable				0	0
Derivative liability				0	0
Treasury stock, at cost				0	0
Accumulated other comprehensive income (loss)				0	0
Retained earnings	842,221	2,428,491		3,270,712	4,111,827
Reserves				0	0
Total Stockholders’ Equity	842,226	2,428,493	0	3,270,719	4,111,836
Total Liabilities and Stockholders’ Equity	1,082,434	5,236,830	-1,009,494	5,309,770	6,675,262

CHECK	0	0	0	0	0
Net Asset Acquired	842,226	2,428,493	0	3,270,719	4,111,836

Balance Sheet
Property Investors Network Ltd
(Numbers in GBP)

30 Apr 2022

Assets

Bank
1202 Bank Transactions	0.01
Property Investors Network Ltd	3,562.08
Stripe payments	2,124.85
Total Bank	5,686.94

Current Assets
Accounts Receivable	16,529.33
BG2 Ltd- Loan Account	50,000.00
Mastermind Principles	1,009,493.84
Petty Cash	154.25
Total Current Assets	1,076,177.42

Fixed Assets
Computer Equipment	1,892.36
Less Accumulated Depreciation on Computer Equipment	-1,323.28
Office Equipment	2,816.21
Less Accumulated Depreciation on Office Equipment	-2,816.00
Total Fixed Assets	569.29

Total Assets	1,082,433.65

Liabilities

Current Liabilities
Accounts Payable	1,854.65
Accruals	1,500.00
Directors’ Loan Account	1,429.00
NIC Payable	-2,538.63
PAYE Payable	2,288.00
Pensions Payable	344.03
Provision for Corporation Tax	85,513.30
Rounding	-0.02
VAT	25,394.75
Alan Webb Loan Account	0
Total Current Liabilities	115,785.08

Non-Current Liabilities
Lloyds Bounceback Loan	40,201.10
The Funding Circle	84,221.48
Total Non-Current Liabilities	124,422.58

Total Liabilities	240,207.66

Net Assets	842,225.99

Equity
Capital - x,xxx Ordinary Shares	5
Current Year Earnings	56,583.45
Retained Earnings	785,637.54
Total Equity	842,225.99

Balance Sheet
Mastermind Principles Ltd
(Numbers in GBP)

30 Apr 2022

Assets

Bank
Amex	-14,673.22
Bartercard	66,202.27
BBX	64,896.52
Mastermind Principles	135,132.83
Petty Cash account	230.32
Savings Account	1.2
Squareup Terminal Payments	0
Stripe payments	4,430.26
Total Bank	256,220.18

Current Assets
Accounts Receivable	556,167.49
Less Provision for Doubtful Debts	-205,854.66
BG2 Ltd - Loan Account	0
BG3 Ltd.	581,701.78
BG4 Ltd	750
BMV Finance	1,582,166.76
Crowd Property Loan Account	215,014.48
Dean Powers	0
Deposit - Crown House	995
Elaine Millhouse	0
Hatfield House	40,205.18
Mark Dearing	0
P J Finn	593,650.84
Prepayments	7,458.86
Property Mastermind International	115,621.62
Rent to Buy	1,569.64
Richard Evans	12,000.00
Simon Zutshi - Director’s Loan Account	793,383.04
Sundry Assets	0
The Successful Trader Ltd	-50,000.00
Throckley	170,954.00
Vishal Misal	0
Vision1 Investments	231,314.80
Zutshi LLP	314,202.00

Total Current Assets	4,961,300.83
Fixed Assets
Computer Equipment	5,658.24
Office Equipment	70,528.15
Less Accumulated Depreciation on Office Equ	-56,877.71
Total Fixed Assets	19,308.68

Total Assets	5,236,829.69

Liabilities

Current Liabilities
Accounts Payable	42,271.32
Accruals	698,819.40
Funding Circle Flexipay	18,159.19
NIC Payable	14,704.85
PAYE Payable	10,289.80
Pensions Payable	4,398.96
Pin Limited	1,009,493.84
Provision for Corporation Tax	236,374.08
Rounding	-1.09
Student Loan Deductions Payable	738.27
VAT	171,739.65
Total Current Liabilities	2,206,988.27

Non-Current Liabilities
Funding Circle Loan	276,348.78
Lloyds CBIL	165,000.00
Loan	160,000.00
Total Non-Current Liabilities	601,348.78

Total Liabilities	2,808,337.05

Net Assets	2,428,492.64

Equity
Capital - x,xxx Ordinary Shares	2
Current Year Earnings	13,848.94
Retained Earnings	2,414,641.70
Total Equity	2,428,492.64

Profit and Loss

Property Investors Network Ltd

For the 12 months ended 31 December 2020

Dec-20
Income
Other Revenue	£30.00
Sales	£167,139.78
Total Income	£167,169.78

Less Cost of Sales
Advertising & Marketing	£22,092.87
Domain Names	£3,047.15
IT Engineer	£14,975.00
Pin Academy commission	£6,466.98
Pin host training	-£266.45
Pin meeting commission	£39,071.92
Pin Venues	£27,295.98
Postage, Freight and Carriage	£178.30
Prize Draws	£6,250.50
Servers	£784.24
Staff/ Hotel/ Travel/ Food	£1,173.12
Stage/ Audio/ Filming	£1,992.21
Stationery and Workbooks	£11,348.85
Text messages	£4,145.41
Total Cost of Sales	£138,556.08

Gross Profit	£28,613.70

Plus Other Income
BSPN Commission	£57,000.00
Full Power Utilities Commission	£24,140.86
Internet Business School Commission	£31,413.31
LNPG Commission	£1,058.33
Other commission	£65,053.83
Preferred Partners	£37,514.13
Property Tax Advice Commission	£10,944.25
Rethink Academy Commission	£125,860.15
Right Plan Commission	£6,237.61
YPN Commission	£49,318.58
Total Other Income	£408,541.05

Less Operating Expenses
Audit & Accountancy fees	-£783.00
Bank Fees	£542.20
Consulting	£34,287.99
Corporation Tax	£65,360.00
General Expenses	£183.72
IT Software and Consumables	£1,221.04
Payment System Charges	£6,177.33
Pensions Costs	£1,410.26
Postage, Freight & Courier	£1,175.25
Printing & Stationery	£240.23
Rent	£12,073.00
Sagepay	£405.00
Staff Welfare	£105.48
Subscriptions	£41.82
Subsistence	£2.55
Team Salaries	£28,050.87
Telephone & Internet	£205.00
Travel - National	£238.31
Total Operating Expenses	£150,937.05

Net Profit	£286,217.70

Profit and Loss

Mastermind Principles Ltd

For the 12 months ended 31 December 2020

Dec-20
Income
Closing Work in Progress	-£11,196.96
Commission	£89,635.34
Interest Income	£5,256.66
Sales	£2,690,968.12
Sponsorship	£1,666.67
Total Income	£2,776,329.83

Less Cost of Sales
Advertising and Marketing	£42,090.18
Amazon Reseller	£465.80
Books etc.	£2,811.75
Coaching & Mentoring	£178,386.00
Commissions	£176,832.10
Delegates Kits	£2,680.35
Domain Names	£3,469.10
Hosts and facilitators	£58,116.87
PM Books	£25,600.00
Postage, Freight & Courier	£3,560.00
Staff/Travel/Hotel/Food	£9,768.89
Stage/Audio/Filming	£92,364.54
Stationery & Workbooks	£35,031.26
Text Messages	£8,856.42
Venues	£150,394.20
WD Tokens	£1,800.00
Webinars	£5,410.00
Website Updates	£310.00
Total Cost of Sales	£797,947.46

Gross Profit	£1,978,382.37

Plus Other Income
Rental Income	£12,000.00
Total Other Income	£12,000.00

Less Operating Expenses
Audit & Accountancy fees	£4,200.00
Bank Fees	£2,809.55
Charitable and Political Donations	£724.42
Client Gifts	£51.20
Consulting	£58,562.56
Corporation Tax	£210,000.00
Employers National Insurance	£40,887.87
Equipment Hire	£3,941.20
HR Support	£777.60
Insurance	£15,976.72
Interest Paid	£58,445.25
IT Engineer	£16,575.94
Legal Expenses	£3,834.03
Marketing IT	£1,040.00
Medical Insurance	£5,262.85
Miscellaneous Expenses	£4,159.88
Payment system charges	£48,003.69
Pensions Costs	£12,462.78
Premises Expenses	£11,462.81
Printing & Stationery	£4,630.79
Recruitment Expenses	£253.29
Rent	£40,793.26
Repairs & Maintenance	£484.20
Sagepay	£459.00
Shows & Exhibitions	£4,948.75
Software and consumables	£27,063.05
Staff welfare	£6,965.51
Subscriptions	£2,488.08
Subsistence	£1,888.98
SZ Training	£25,122.04
Team Training	£1,817.00
Team Wages and Salaries	£457,985.91
Telephone & Internet	£13,378.48
Travel - National	£2,761.84
Total Operating Expenses	£1,090,218.53

Net Profit	£900,163.84

	PIN	MPL	Total
Net Profit After Tax	286,218	900,164	1,186,382

Add Backs
Taxation	65,360	210,000	275,360
Loan Write Off	-	-	-
	-
Total Add Backs	65,360	210,000	275,360

Consideration	351,578	1,110,164	1,461,742